    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 31, 2000


                                                      REGISTRATION NO. 333-67855
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                 PRE-EFFECTIVE
                                AMENDMENT NO. 6
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                       DILLARD CREDIT CARD MASTER TRUST I
                          (ISSUER OF THE CERTIFICATES)

                         DILLARD ASSET FUNDING COMPANY
                   (ORIGINATOR OF THE TRUST DESCRIBED HEREIN)
               (EXACT NAME AS SPECIFIED IN REGISTRANT'S CHARTER)

                            ------------------------

           DELAWARE                      DILLARD ASSET FUNDING COMPANY                 880352714
(STATE OR OTHER JURISDICTION OF        C/O CHASE MANHATTAN BANK DELAWARE            (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)               1201 MARKET STREET                 IDENTIFICATION NUMBER)
                                          WILMINGTON, DELAWARE 19801
                                                 (302) 984-3300
                                       (ADDRESS, INCLUDING ZIP CODE, AND
                                      TELEPHONE NUMBER, INCLUDING AREA CODE,
                                   OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                 JAMES FREEMAN
                         DILLARD ASSET FUNDING COMPANY
                       C/O CHASE MANHATTAN BANK DELAWARE
                               1201 MARKET STREET
                           WILMINGTON, DELAWARE 19801
                                 (302) 984-3300
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
            INCLUDING AREA CODE, OF AGENT FOR SERVICE OF REGISTRANT)

                            ------------------------

                                   Copies to:
                             DAVID EISENBERG, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 455-2000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective as determined by market conditions.

    If the only securities registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______________________________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            ------------------------


    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee..............................................  $  132,000
Printing and Engraving........................................     100,000
Trustee's Fees................................................      10,000
Legal Fees and Expenses.......................................     160,000
Blue Sky Fees and Expenses....................................       5,000
Accountants' Fees and Expenses................................      60,000
Rating Agency Fees............................................     200,000
Miscellaneous Fees............................................       5,000
                                                                ----------
Total.........................................................  $  672,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under the Trust Agreement, the Trust will agree to indemnify the Trustee or any predecessor Trustee for, and to hold the Trustee harmless against any loss, damage, claim, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or admission of such Trust Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under such Trust Agreement.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (A) EXHIBITS


 EXHIBIT
  NUMBER     DESCRIPTION
----------   -----------
    1.1       --   Form of Underwriting Agreement*
    3.1       --   Trust Agreement*
    4.1       --   Form of Pooling and Servicing Agreement*
    4.2       --   Form of Series Supplement for Pooling and Servicing Agreement*
    5.1       --   Opinion of Simpson Thacher & Bartlett*
    8.1       --   Opinion of Simpson Thacher & Bartlett with respect to certain tax matters (included in opinion filed as Exhibit 5.1)*
   10.1       --   DNB Purchase Agreement, dated as of August 14, 1998, between DAFC and DNB*
   10.2       --   MSNB Purchase Agreement, dated as of August 14, 1998, between DAFC and DNB-La.*
   10.3       --   DIC Purchase Agreement, dated as of August 14, 1998, between DAFC and DIC*
   10.4       --   MFI Purchase Agreement, dated as of August 14, 1998, between DAFC and Mersco Factors*
   10.5       --   Pooling and Servicing Agreement, dated as of August 1, 1998, among DAFC, DNB and The Chase
                   Manhattan Bank, as trustee*
   10.6       --   Amended and Restated VFC Series 1998 Supplement, dated as of January 1, 1998, among DAFC, DNB and
                   The Chase Manhattan Bank, as trustee*
   23         --   Consent of Simpson Thacher & Bartlett (included in opinion filed as Exhibit 5.1)*


------------------


* Previously filed


     (B) FINANCIAL STATEMENTS

     All financial statements, schedules and historical financial information have been omitted as they are not applicable.

ITEM 17. UNDERTAKINGS



Each Registrant hereby undertakes as follows:


          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "ACT"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (a)(i) and (a)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          (d) That, for purposes of determining any liability under the Act, each filing of the Trust's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
     Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


          (e) That insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of such Registrant pursuant to the provisions described under Item 15 above, or otherwise, such Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


          (f) That, for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) under the Act shall be deemed to be part of this Registrant Statement as of the time it was declared effective.

          (g) That, for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1993, AS AMENDED, THE REGISTRANTS CERTIFY THAT THEY HAVE REASONABLE GROUND TO BELIEVE THAT THEY MEET ALL THE REQUIREMENTS FOR FILING ON FORM S-3, REASONABLY BELIEVE THAT THE SECURITY RATING REQUIREMENT CONTAINED IN TRANSACTION REQUIREMENT B.5 OF FORM S-3 WILL BE MET BY THE TIME OF THE SALE OF THE SECURITIES REGISTERED HEREUNDER AND HAVE DULY CAUSED THIS PRE-EFFECTIVE AMENDMENT NO. 6 TO THE REGISTRATION STATEMENT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED ON JANUARY 31, 2000.



                                          DILLARD ASSET FUNDING COMPANY
                                          as Originator of the Trust



                                          By:           /s/ DAVID HELM
                                              ----------------------------------
                                                         David Helm
                                                       Administrator



                                          DILLARD CREDIT CARD MASTER TRUST I



                                          By: DILLARD NATIONAL BANK, in its
                                            capacity as Servicer of the Trust



                                          By:        /s/ RANDAL L. HANKINS
                                              ----------------------------------
                                                      Randal L. Hankins
                                                         President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS PRE-EFFECTIVE AMENDMENT NO. 6 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED ON JANUARY 31, 2000 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.



                SIGNATURES                                                TITLE
------------------------------------------  ------------------------------------------------------------------
DILLARD ASSET FUNDING COMPANY

              /s/ DAVID HELM                Administrator (Principal Executive, Financial and Accounting
------------------------------------------  Officer)
                David Helm

           /s/ JAMES I. FREEMAN             Administrator
------------------------------------------
             James I. Freeman

DILLARD NATIONAL BANK

           /s/ JAMES I. FREEMAN             Chairman of the Board and Director
------------------------------------------
             James I. Freeman

          /s/ CHARLES O. UNFRIED            Chief Executive Officer and Director
------------------------------------------
            Charles O. Unfried

          /s/ RANDAL L. HANKINS             President and Director
------------------------------------------
            Randal L. Hankins

            /s/ JAMES P. TURK               Principal Financial and Accounting Officer
------------------------------------------
              James P. Turk

                                 EXHIBIT INDEX


 EXHIBIT                                                                                                    SEQUENTIAL
  NUMBER     DESCRIPTION                                                                                     PAGE NO.
----------   -----------                                                                                    -----------
    1.1       --   Form of Underwriting Agreement*
    3.1       --   Trust Agreement*
    4.1       --   Form of Pooling and Servicing Agreement*
    4.2       --   Form of Series Supplement for Pooling and Servicing Agreement*
    5.1       --   Opinion of Simpson Thacher & Bartlett*
    8.1       --   Opinion of Simpson Thacher & Bartlett with respect to certain tax matters (included in opinion filed as Exhibit 5.1)*
   10.1       --   DNB Purchase Agreement, dated as of August 14, 1998, between DAFC and DNB*
   10.2       --   MSNB Purchase Agreement, dated as of August 14, 1998, between DAFC and DNB-La.*
   10.3       --   DIC Purchase Agreement, dated as of August 14, 1998, between DAFC and DIC*
   10.4       --   MFI Purchase Agreement, dated as of August 14, 1998, between DAFC and Mersco Factors*
   10.5       --   Pooling and Servicing Agreement, dated as of August 1, 1998, among DAFC, DNB and The
                   Chase Manhattan Bank, as trustee*
   10.6       --   Amended and Restated VFC Series 1998 Supplement, dated as of January 1, 1998, among
                   DAFC, DNB and The Chase Manhattan Bank, as trustee*
   23         --   Consent of Simpson Thacher & Bartlett (included in opinion filed as Exhibit 5.1)*


------------------

  * Previously filed